Exhibit 10.5
Schedule 2 to Indenture
Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company II, LLC
$1,851,000,000 Series A Transition Bonds
Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”),
dated as of December 16, 2005, between CenterPoint Energy Houston Electric, LLC, as Servicer, and
CenterPoint Energy Transition Bond Company II, LLC, as Issuer, the Servicer does hereby certify as follows:
Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.
Collection Periods: August 1, 2006 through January 31, 2007
Payment Date: February 1, 2007
Today’s Date: January 31, 2007
1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the August 1 through 31, 2006 Collection Period	19,328,665.86
ii.	Remittances for the September 1 through 30, 2006 Collection Period	18,528,034.18
iii.	Remittances for the October 1 through 31, 2006 Collection Period	18,117,960.75
iv.	Remittances for the November 1 through 30, 2006 Collection Period	17,263,035.90
v.	Remittances for the December 1 through 31, 2006 Collection Period	13,646,439.87
vi.	Remittances for the January 1 through 31, 2007 Collection Period	13,524,861.42
vii.	Net Earnings on Collection Account	1,607,663.07	[7/1/06 through 12/31/06]

viii.	General Subaccount Balance (sum of i through vii above)	102,016,661.05

ix.	Excess Funds Subaccount Balance as of Prior Payment Date	1,883,170.01
x	Capital Subaccount Balance as of Prior Payment Date	9,255,000.00

xi.	Collection Account Balance (sum of viii through x above)	113,154,831.06

2. Outstanding Amounts as of Prior Payment Date:

i.	Tranche A-1 Principal Balance	231,435,317.00
ii.	Tranche A-2 Principal Balance	368,000,000.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	1,832,435,317.00

3. Required Funding/Payments as of Current Payment Date:

		Projected
		Principal	Semiannual
	Series A Principal	Balance	Principal Due
i.	Tranche A-1	179,908,675.00	51,526,642.00
ii.	Tranche A-2	368,000,000.00	0.00
iii.	Tranche A-3	252,000,000.00	0.00
iv.	Tranche A-4	519,000,000.00	0.00
v.	Tranche A-5	462,000,000.00	0.00

vi.	For all Series A Transition Bonds	1,780,908,675.00	51,526,642.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due
vii.	Required Tranche A-1 Interest	4.840%	180	5,600,734.67
viii.	Required Tranche A-2 Interest	4.970%	180	9,144,800.00
ix.	Required Tranche A-3 Interest	5.090%	180	6,413,400.00
x.	Required Tranche A-4 Interest	5.170%	180	13,416,150.00
xi.	Required Tranche A-5 Interest	5.302%	180	12,247,620.00

(1)	On 30/360 Day basis.

		Funding
	Required Level	Required
xii. Capital Subaccount	9,255,000.00	0.00
4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i. Trustee Fees and Expenses	0.00
ii. Servicing Fee	462,750.00	(1)
iii. Administration Fee and Independent Managers Fee	52,500.00	(2)
iv. Operating Expenses	76,596.42	(3)
v. Semiannual Interest (including any past-due Semiannual Interest for prior periods)

		Per $1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Interest Payment	5,600,734.67	22.40
2. Tranche A-2 Interest Payment	9,144,800.00	24.85
3. Tranche A-3 Interest Payment	6,413,400.00	25.45
4. Tranche A-4 Interest Payment	13,416,150.00	25.85
5. Tranche A-5 Interest Payment	12,247,620.00	26.51
     vi.     Principal Due and Payable as a result of Event of Default or on Final Maturity Date

		Per $1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Principal Payment	0.00	0.00
2. Tranche A-2 Principal Payment	0.00	0.00
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00
     vii.     Semiannual Principal

		Per $1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Principal Payment	51,526,642.00	206.11
2. Tranche A-2 Principal Payment	0.00	0.00
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount (to required level)	0.00
xi.	Net Earnings in Capital Subaccount Released to Issuer	244,969.08
xii.	Deposit to Excess Funds Subaccount	2,830,498.88
xiii.	Released to Issuer upon Series Retirement: Collection Account	0.00

(1)	Servicing fee: $1,851,000,000 x .05% x 180/360 = $462,750.00

(2)	Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $2,500.00

(3)	Reimbursement to Administrator for fees/expenses paid to independent accountant ($28,000.00), printer ($10,449.00), rating agencies ($7,500.00), outside legal counsel ($20,612.50) and L/C issuing bank ($10,034.92)

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Excess Funds Subaccount (available for 4.i. through 4.xi.)	0.00
ii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00

iii.	Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	179,908,675.00
ii.	Tranche A-2 Principal Balance	368,000,000.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	1,780,908,675.00

vii.	Excess Funds Subaccount Balance	4,713,668.89
viii.	Capital Subaccount Balance	9,255,000.00

ix.	Aggregate Collection Account Balance	13,968,668.89

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
     i. Semiannual Interest

Series A
1. Tranche A-1 Bond Interest Payment	0.00
2. Tranche A-2 Bond Interest Payment	0.00
3. Tranche A-3 Bond Interest Payment	0.00
4. Tranche A-4 Bond Interest Payment	0.00
5. Tranche A-5 Bond Interest Payment	0.00
     ii.     Semiannual Principal

Series A
1. Tranche A-1 Principal Payment	0.00
2. Tranche A-2 Principal Payment	0.00
3. Tranche A-3 Principal Payment	0.00
4. Tranche A-4 Principal Payment	0.00
5. Tranche A-5 Principal Payment	0.00
8. Shortfall in Required Subaccount Level as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Capital Subaccount	0.00
IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 31st day of January, 2007.
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Marc Kilbride Marc Kilbride
Vice President and Treasurer